EXHIBIT 10.26
AMENDMENT NO. 1
TO
LINCOLN ELECTRIC HOLDINGS, INC.
STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
Recitals
     WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) has adopted the Stock Option Plan for Non-Employee Directors (the “Plan”);
     WHEREAS, the Company now desires to amend the Plan to change the provision relating to adjustments in the event of certain corporate transactions; and
     WHEREAS, the Nominating and Corporate Governance Committee has approved this Amendment No. 1 to the Plan (“Amendment No. 1”).
Amendment
     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 1, effective as of October 20, 2006, as follows:
     1. Section 7 of the Plan is amended to read as follows:
     Adjustments. The Committee shall make or provide for such adjustments in the number of shares covered by outstanding Options granted hereunder, in the Option Price and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. However, such adjustments shall be made automatically, without the necessity of Committee action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any and all outstanding Options under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in that connection the surrender of all Options so replaced. The Committee shall also make or provide for adjustments in the numbers and kind of Common Shares specified in Sections 3 and 5 of the Plan determined to be appropriate in order to reflect any transaction or event described in this Section 7.
     2. Except as amended by Amendment No. 1, the Plan shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 effective as of the date first written above.

LINCOLN ELECTRIC HOLDINGS, INC.
By:	/s/ Frederick G. Stueber
	Name:	Frederick G. Stueber
	Title:	Senior Vice President, General Counsel & Secretary